Exhibit 5.1

                           Farleigh Wada & Witt, P.C.
                       121 S.W. Morrison Street, Suite 600
                             Portland, Oregon 97204


                               September 29, 1999


OMNI Rail Products, Inc.
975 S.E. Sandy Boulevard
Portland, Oregon 97214

                  Re: Registration Statement on Form S-8

Ladies and Gentlemen:

     You have requested the opinion of this firm with respect to certain matters in connection with the Registration Statement on Form S-8 (the "Registration Statement") to be filed by you under the Securities Act of 1933, as amended (the "Securities Act"), for the purpose of registering the offer and sale of up to 1,000,000 authorized but unissued shares (the "Shares") of the Common Stock, $0.01 par value, of OMNI Rail Products, Inc. (the "Company") reserved for issuance upon the exercise of stock options granted and to be granted under the Company's Amended and Restated 1994 Stock Option Plan (the "Option Plan").

     For the purpose of rendering the opinions contained in this opinion letter, we have examined copies of:

     (a)  The Registration Statement;

     (b)  The Option Plan and the related forms of option agreement;

     (c) The Company's Amended and Restated Certificate of Incorporation and its Bylaws, each as amended to date; and the records of certain corporate proceedings and actions taken by the directors of the Company in connection with the offer and sale of the Shares; and

     (d) Such other corporate records and documents as we have deemed necessary or appropriate.

In the course of our examination and investigations, we have assumed the genuineness of all signatures on all documents and the due execution and delivery of all documents requiring due execution and delivery for the effectiveness thereof.

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OMNI Rail Products, Inc.
September 29, 1999
Page 2


     Based upon and subject to the foregoing, and in reliance thereon, it is our opinion that the issuance of the Shares has been duly authorized and that the Shares, when issued, delivered and paid for in accordance with the terms of the Plan and options granted in accordance with the terms thereof, will be legally issued, fully paid, and nonassessable.

     We consent to the filing of this opinion as an exhibit to the Registration Statement. Subject to the foregoing sentence, this opinion letter is delivered solely for your benefit and may not be relied upon by, nor may a copy be delivered to, any other person without our prior written consent. In giving our consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations thereunder. This opinion letter is delivered as of the date hereof and we assume no obligation to advise you of any change that may hereafter be brought to our attention.

                                        Very truly yours,

                                        FARLEIGH, WADA & WITT, P.C.


                                        By: /s/ David R. Ludwig
                                        -----------------------
                                        David R. Ludwig